Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Constellium SE of our report dated March 9, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Constellium SE’s Annual Report on Form 20-F for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Neuilly-sur-Seine, France

PricewaterhouseCoopers Audit

/s/ Pierre Marty

Partner

November 13, 2020